CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our reports dated June 2, 1999 with respect to Dreyfus Premier Municipal Bond Fund and June 2, 1999 with respect to
Dreyfus Premier State Municipal Bond Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Premier Municipal Bond Fund.

                                        /s/ Ernst and Young LLP
                                            Ernst & Young LLP
New York, New York
April __, 2000